Exhibit 99.2

ITEM 1A.        RISK FACTORS

Factors that could cause our actual results to differ materially from those in the forward-looking statements contained in this Form 10-K and other documents we file with the SEC include the following:

Risks Related to the Reinsurance and Insurance Business

The reinsurance and insurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity which may result in fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention, and less favorable policy terms and conditions.

The reinsurance and insurance industry has historically been a cyclical business. Reinsurers and insurers have experienced significant fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events, levels of underwriting capacity, general economic conditions and other factors. The supply of reinsurance and insurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the reinsurance and insurance industry.

As a result, the reinsurance and insurance business historically has been characterized by periods of intense competition on price and policy terms due to excessive underwriting capacity as well as periods when shortages of capacity permit favorable premium rates and policy terms and conditions. These cycles have varied by line of business as the level of supply and demand for any particular class of reinsurance and insurance risk does not always coincide with that for other classes of risk.

Risks Related to the Company

Claims arising from unpredictable and severe catastrophic events could reduce our earnings and shareholders’ equity and limit our ability to write new insurance policies.

Our reinsurance and insurance operations expose us to claims arising out of unpredictable natural and other catastrophic events, such as hurricanes, windstorms, tsunamis, severe winter weather, earthquakes, floods, fires and explosions. In recent years, the frequency of major weather-related catastrophes has increased.

The extent of losses from catastrophes is a function of both the number and severity of the insured events and the total amount of insured exposure in the areas affected. Increases in the value and concentrations of insured property, the effects of inflation and changes in cyclical weather patterns may increase the severity of claims from catastrophic events in the future. Claims from catastrophic events could reduce our earnings and cause substantial volatility in our results of operations for any fiscal quarter or year, which could adversely affect our financial condition, possibly to the extent of eliminating our shareholders’ equity. Our ability to write new reinsurance policies could also be impacted as a result of corresponding reductions in our capital.

Underwriting is inherently a matter of judgment, involving important assumptions about matters that are unpredictable and beyond our control, and for which historical experience and probability analysis may not provide sufficient guidance. One or more catastrophic or other events could result in claims that substantially exceed our expectations.

We may experience significant losses on short notice, which may require us to liquidate our investments rapidly and may limit our ability to write new insurance policies.

Catastrophes such as hurricanes, windstorms, tsunamis, severe winter weather, earthquakes, floods, fires and explosions are difficult to predict. By reinsuring the damages resulting from these catastrophes, we subject ourselves to large potential claims that may arise on short notice. To meet our obligations with respect to those claims, we may be forced to liquidate some of our investments rapidly, which may involve selling a portion of our investments into a depressed market. Those sales would decrease our liquidity, our returns from our investments, and our underwriting capacity.

If our risk management and loss limitation methods fail to adequately manage our exposure to losses from catastrophic events, the losses we incur from a catastrophic event could be materially higher than our expectations and our financial condition and results of operations could be adversely affected.

We manage our exposure to catastrophic losses by analyzing the probability and severity of the occurrence of catastrophic events and the impact of such events on our overall reinsurance and investment portfolio. We use various tools to analyze and manage the reinsurance exposures we assume from ceding companies and risks from a catastrophic event that could impact on our investment portfolio. Among the most important of these is proprietary risk modeling software which we have developed and currently utilize, and on which we expect to rely on to an increasing extent over time. Our proprietary risk modeling software enables us to assess the adequacy of risk pricing and to monitor our overall exposure to risk in correlated geographic zones. We cannot assure you that the models and assumptions used by the software will accurately predict losses in all situations. Further, we cannot assure you that it is free of defects in the modeling logic or in the software code.

In addition, much of the information that we enter into our risk modeling software is based on third-party data that we believe but cannot assure to be reliable, and estimates and assumptions that are dependent on many variables, such as assumptions about loss adjustment expenses, insurance-to-value, storm intensity in the aftermath of weather-related catastrophes and demand surge, which is the temporary inflation of costs for building materials and labor resulting from increased demand for rebuilding services in the aftermath of a catastrophe. Accordingly, if the estimates and assumptions that we enter into our proprietary risk model are incorrect, or if our proprietary risk model proves to be an inaccurate forecasting tool, the losses we might incur from an actual catastrophe could be materially higher than our expectation of losses generated from modeled catastrophe scenarios, and our financial condition and results of operations could be adversely affected.

We also seek to limit our loss exposure through loss limitation provisions in our policies, such as limitations on the amount of losses that can be claimed under a policy, limitations or exclusions from coverage and provisions relating to choice of forum, which are intended to assure that our policies are legally interpreted as we intend. We cannot assure you that these contractual provisions will be enforceable in the manner we expect or that disputes relating to coverage will be resolved in our favor. If the loss limitation provisions in our policies are not enforceable or disputes arise concerning the application of such provisions, the losses we might incur from a catastrophic event could be materially higher than our expectations, and our financial condition and results of operations could be adversely affected.

If we underestimate our loss reserves, so that they are inadequate to cover our ultimate liability for losses, the underestimation could materially adversely affect our financial condition and results of operations.

We are required to maintain adequate reserves to cover our estimated ultimate liabilities for loss and loss adjustment expenses. These reserves are estimates based on actuarial and statistical projections of what we believe the settlement and administration of claims will cost based on facts and circumstances then known to us. Our success depends on our ability to accurately assess the risks associated with the businesses and properties that we reinsure. If unpredictable catastrophic events occur, or if we fail to adequately manage our exposure to losses or fail to adequately estimate our future reserve requirements, our actual loss and loss adjustment expenses may deviate, perhaps substantially, from our future reserve estimates.

Loss and loss adjustment expense reserves (or loss reserves) are typically comprised of  case reserves and IBNR reserves. Our IBNR reserves include a provision for unknown future development on loss and loss adjustment expenses which are known to us. However, under U.S. GAAP, we are not permitted to establish loss reserves with respect to our property catastrophe reinsurance until an event which gives rise to a claim occurs. As a result, only loss reserves applicable to losses incurred up to the reporting date may be set aside on our financial statements, with no allowance for the provision of loss reserves to account for possible other future losses with respect to our property catastrophe reinsurance. Our loss reserve estimates do not represent an exact calculation of liability. Rather, they are estimates of what we expect the ultimate settlement and administration of claims will cost. These estimates are based upon actuarial and statistical projections and on our assessment of currently available data, predictions of future developments and estimates of future trends and other variable factors such as inflation. Establishing an appropriate level of our loss reserve estimates is an inherently uncertain process. It is likely that the ultimate liability will be greater or less than these estimates and that, at times, this variance will be material. Our future reserve estimates are refined continually as experience develops and claims are reported and settled. In addition, as a broker market reinsurer, reserving for our business can involve added uncertainty. Because we depend on information from ceding companies, there is a time lag inherent in reporting information from the primary insurer to us, and ceding companies have differing reserving practices. Moreover, these uncertainties are greater for reinsurers like us than for reinsurers with a longer operating history because we do not yet have an established loss history. Because of this uncertainty, it is possible that our estimates for reserves at any given time could prove inadequate.

To the extent we determine that actual losses and loss adjustment expenses from events which have occurred exceed our expectations and loss reserves reflected in our financial statements, we will be required to immediately reflect these changes. This could cause a sudden and material increase in our liabilities and a reduction in our profitability, including operating losses and reduction of capital, which could materially restrict our ability to write new business and adversely affect our financial condition and results of operations.

Our historical financial results may not accurately indicate our future performance due to our limited operating history and the low number of catastrophic storms experienced globally in 2006 and 2007.

We were formed in October 2005 and commenced operations in December 2005, and thus we have a limited operating and financial history. As a result, there is limited historical financial and operating information available to help you evaluate our past performance. We are a developing company and face substantial business and financial risks and may suffer significant losses. We must successfully establish operating procedures, hire staff, install information management and other systems, establish facilities and obtain licenses, as well as take other steps necessary to conduct our intended business activities. As a result of these risks, it is possible that we may not be successful in implementing our business strategy or completing the development of the infrastructure necessary to run our business.

While neither 2007 nor 2006 was characterized by North American landfalling windstorm events resulting in material industry losses, we believe, and recent scientific studies have indicated, that the frequency of hurricanes has increased and may further increase in the future relative to the historical experience over the past 100 years. We continuously monitor and adjust, as we believe appropriate, our risk management models to reflect our judgment of how to interpret current developments and information, such as these studies. However, it is possible that, even after these adjustments, we have underestimated the frequency or severity of hurricanes or other catastrophes. Accordingly, we believe that our financial results for the year ended December 31, 2007 may not be indicative of our financial results for future periods when we expect major storm occurrences will be more frequent than those experienced in 2006 and 2007. As of December 31, 2007, we have not experienced any major catastrophe events such as those experienced by the industry in 2005 (Hurricanes Katrina, Rita and Wilma) and the events of September 11, 2001, and therefore, it is uncertain how our business model or risk controls would respond to these catastrophes. For North America, the largest catastrophic event we experienced was the California Wildfires occurring in early December 2007. Losses from other major landfalling hurricanes did not materialize despite the potential of several major hurricanes passing through the Gulf of Mexico. Further, we believe that the lower hurricane activity in 2006 and 2007 will increase the available capacity of many reinsurers and thereby increase competition for new business, which could result in lower premium rates, increased customer acquisition expenses, and less favorable policy terms and conditions.

A failure to attract and retain key personnel could impede the implementation of our business strategy, reduce our revenues and decrease our operational effectiveness.

Our success substantially depends upon our ability to attract and retain qualified employees and upon the ability of our senior management and other key employees to implement our business strategy. We believe there are only a limited number of available qualified executives in the business lines in which we compete. We rely substantially upon the services of David Brown, our Chief Executive Officer; Mark Byrne, the Executive Chairman of our Board of Directors; James O’Shaughnessy, our Chief Financial Officer; Gary Prestia, our Chief Underwriting Officer—North America; Guy Swayne, the Chief Executive Officer of Flagstone Suisse; and David Flitman, our Chief Actuary, among other key employees. Although we are not aware of any planned departures, the loss of any of their services or the services of other members of our management team or difficulty in attracting and retaining other talented personnel could impede the further implementation of our business strategy, reduce our revenues and decrease our operational effectiveness. Although we have an employment agreement with each of the above named executives, there is a possibility that these employment agreements may not be enforceable in the event any of these employees leave. The employment agreements for Messrs. Byrne and Brown provide that either party may terminate their agreement upon 365 days’ advance written notice, the employment agreements with Messrs. O’Shaughnessy, Prestia and Swayne provide that either party may terminate the agreement upon 180 days’ advance written notice, and the employment agreement with Mr. Flitman provides that either party may terminate the agreement upon 90 days’ advance written notice. We do not currently maintain key man life insurance policies with respect to them or any of our other employees.

We are dependent on the policies, procedures and expertise of ceding companies; these companies may fail to accurately assess the risks they underwrite, which may lead us to inaccurately assess the risks we assume. As a result, we could face significant underwriting losses on these contracts.

Because we participate in reinsurance markets, the success of our underwriting efforts depends, in part, upon the policies, procedures and expertise of the ceding companies making the original underwriting decisions. We face the risk that these ceding companies may fail to accurately assess the risks that they underwrite initially, which, in turn, may lead us to inaccurately assess the risks we assume. If we fail to establish and receive appropriate premium rates, we could face significant underwriting losses on these contracts.

We depend on a small number of reinsurance and insurance brokers and agents for a large portion of our revenues, and the loss of business from one of these reinsurance brokers and agents could limit our ability to write new reinsurance policies and reduce our revenues.

We market our reinsurance and insurance on a worldwide basis primarily through reinsurance brokers and agents, and we depend on a small number of reinsurance brokers for a large portion of our revenues. Since we commenced operations in December 2005, substantially all  of our gross premiums written were sourced through brokers. The following brokers, Benfield Group Limited (25.9%), Willis Group Holdings Ltd. (13.3%), Aon Re Worldwide (16.6%) and Guy Carpenter & Company, Inc. (26.6%), provided a total of 82.4% of our gross premiums written for the year ended December 31, 2007. Affiliates of these and other brokers have historically co-sponsored the formation of Bermuda reinsurance companies that may compete with us, and these brokers may favor their own reinsurers over other companies. Loss of all or a substantial portion of the business provided by one or more of these brokers could limit our ability to write new reinsurance policies and reduce our revenues.

Because payments are frequently made and received through reinsurance and insurance brokers, we could incur liabilities to ceding insurers regardless of fault and lose our recourse to collect payments from ceding insurers.

In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance and insurance brokers, and these brokers, in turn, pay these amounts to the ceding insurers and insureds that have reinsured or insured a portion of their liabilities with us. In some jurisdictions, if a broker fails to make such a payment, we may remain liable to the ceding insurer or insured for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums to reinsurance brokers or insureds for payment to us, these premiums are considered to have been paid and the ceding insurer or insured will no longer be liable to us for those amounts, regardless of whether we have received the premiums. Consequently, consistent with industry practice, we assume a degree of credit risk associated with reinsurance brokers.

The financial strength rating of Flagstone may be revised downward which could affect our standing among brokers and customers, result in a substantial loss of business and impede our ability to conduct business.

Ratings have become an increasingly important factor in establishing the competitive position of insurance and reinsurance companies.  Flagstone and Flagstone Suisse have received “A-” financial strength ratings from both A.M. Best and Fitch Ratings, and “A3” ratings from Moody’s Investor Services and Island Heritage has received an A- from A.M. Best.  These ratings are financial strength ratings and are designed to reflect our ability to meet our financial obligations under our policies. These ratings do not refer to our ability to meet non-reinsurance obligations and are not a recommendation to purchase any policy or contract issued by us or to buy, hold or sell our securities.

Flagstone’s, Flagstone Suisse’s and Island Heritage’s financial strength rating is subject to periodic review by, and may be revised downward or revoked at the sole discretion of the rating agencies in response to a variety of factors, including the risk factors described in this section.

If Flagstone’s, Flagstone Suisse’s or Island Heritage’s financial strength ratings are reduced from their current levels, our competitive position in the reinsurance industry would suffer, and it would be more difficult for us to market our products. A downgrade could result in a significant reduction in the number of reinsurance contracts we write and in a substantial loss of business as our customers, and brokers that place such business, move to other competitors with higher financial strength ratings.

It is common for our reinsurance contracts to contain terms that would allow the ceding companies to cancel the contract for the remaining portion of our period of obligation if the financial strength ratings of our insurance subsidiaries are downgraded below A- by A.M. Best. Currently, virtually all of our contracts permit cancellation if Flagstone’s or Flagstone Suisse’s financial strength rating is downgraded.  Whether a ceding company would exercise this cancellation right would depend, among other factors, on the reason for such downgrade, the extent of the downgrade, the prevailing market conditions and the pricing and availability of replacement reinsurance coverage. Therefore, we cannot predict in advance the extent to which this cancellation right would be exercised, if at all, or what effect any such cancellations would have on our financial condition or future operations, but such effect could be material.

The indentures governing our Deferrable Interest Debentures would restrict us from declaring or paying dividends on our common shares if Flagstone or Flagstone Suisse (1) is downgraded by A.M. Best to a financial strength rating below A- and fails to renew more than 51% of its net premiums written during any twelve-month period; (2) is downgraded to a financial strength rating below A- and sells more than 51% of its rights to renew net premiums written over the course of a twelve-month period; (3) is downgraded to a financial strength rating below B++; or (4) withdraws its financial strength rating by A.M. Best.

We may encounter difficulties maintaining the information technology systems necessary to run our business which could result in a loss or delay of revenues, higher than expected loss levels, diversion of management resources, harm to our reputation or an increase in costs.

The performance of our information technology systems is critical to our business and reputation and our ability to process transactions and provide high quality customer service. Such systems are and will continue to be a very important part of our underwriting process. We license the catastrophe modeling software of AIR Worldwide, Eqecat and Risk Management Solutions Inc., which are the three major vendors of industry-standard catastrophe modeling software, and we enhance the output from these models with our proprietary software.  We cannot be certain that we will be able to replace these service providers or consultants, if necessary, without slowing our underwriting response time, or that our proprietary technology will operate as intended. Any defect or error in our information technology systems could result in a loss or delay of revenues, higher than expected loss levels, diversion of management resources, harm to our reputation or an increase in costs.

We may be unable to purchase reinsurance for our own account on commercially acceptable terms or to collect under any reinsurance we have purchased.

We may acquire reinsurance purchased for our own account to mitigate the effects of large or multiple losses on our financial condition. From time to time, market conditions have limited, and in some cases prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance they consider adequate for their business needs. For example, following the September 11, 2001 terrorist attacks, terms and conditions in the reinsurance markets generally became less attractive to buyers of such coverage. Similar conditions occurred as a result of Hurricanes Katrina, Rita and Wilma in 2005, and may occur in the future, and we may not be able to purchase reinsurance in the areas and for the amounts required or desired. Even if reinsurance is generally available, we may not be able to negotiate terms that we deem appropriate or acceptable or to obtain coverage from entities with satisfactory financial resources.

In addition, a reinsurer’s insolvency, or inability or refusal to make payments under a reinsurance or retrocessional reinsurance agreement with us, could have a material adverse effect on our financial condition and results of operations because we remain liable to the insured under the corresponding coverages written by us.

Our investment portfolio may suffer reduced returns or losses which could adversely affect our results of operations and financial condition. Any increase in interest rates, abrupt changes in credit markets or volatility in the equity and debt markets could result in significant losses in the fair value of our investment portfolio.

Our strategy is to derive a significant portion of our income from our invested assets. As a result, our operating results depend in part on the performance of our investment portfolio, as well as the ability of our investment managers to effectively implement our investment strategy.

The investment income derived from our invested assets was $73.8 million, or 44.0% of our net income, for the year ended December 31, 2007. Our investment policies seek capital appreciation and thus will be subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities.  In particular, the volatility of our claims may force us to liquidate securities, which may cause us to incur capital losses.

Our investment performance may vary substantially over time, and we cannot assure you that we will achieve our investment objectives. Unlike more established reinsurance companies with longer operating histories, the Company has a limited performance record to which investors can refer. See Item 1, “Business—Investments. ”

Investment returns are an important part of our growth in diluted book value, and fluctuations in the fixed income or equity markets could impair our financial condition and results of operations. A significant period of time normally elapses between the receipt of insurance premiums and the disbursement of insurance claims. We cannot assure you that we will successfully match the structure of our investments with Flagstone’s and Flagstone Suisse’s liabilities under its reinsurance contracts. If our calculations with respect to these reinsurance liabilities are incorrect, or if we improperly structure our investments to match such liabilities, we could be forced to liquidate investments before maturity, potentially at a significant loss.

Investment results will also be affected by general economic conditions, market volatility, interest rate fluctuations, liquidity and credit risks beyond our control. In addition, the need for liquidity may result in investment returns below our expectations. Also, with respect to certain of our investments, we are subject to pre-payment or reinvestment risk. In particular, our fixed maturity portfolio is subject to reinvestment risk and as at December 31, 2007, 23.6% of our total investments is comprised of mortgage backed and asset backed securities which are subject to prepayment risk. A significant increase in interest rates could result in significant losses, realized or unrealized, in the fair value of our investment portfolio and, consequently, could have an adverse affect on our results of operations. In addition, we are exposed to changes in the level or volatility of equity prices that affect the value of securities or instruments that derive their value from a particular equity security, a basket of equity securities or a stock index. These conditions are outside of our control and could adversely affect the value of our investments and our financial condition and results of operations.

The movement in foreign currency exchange rates could adversely affect our operating results because we enter into reinsurance contracts where the premiums receivable and losses payable are denominated in currencies other than the U.S. dollar and we maintain a portion of our investments and liabilities in currencies other than the U.S. dollar.

Through our global reinsurance operations, we conduct business in a variety of foreign (non-U.S.) currencies, the principal exposures being the Euro, the British pound, the Swiss franc, the Canadian dollar and the Japanese yen. Assets and liabilities denominated in foreign currencies are exposed to changes in currency exchange rates. Our reporting currency is the U.S. dollar, and exchange rate fluctuations relative to the U.S. dollar may materially impact our results and financial position. We employ various strategies (including hedging) to manage our exposure to foreign currency exchange risk. To the extent that these exposures are not fully hedged or the hedges are ineffective, our results and level of capital may be reduced by fluctuations in foreign currency exchange rates.

We may need additional capital in the future, which may not be available to us or may not be available on favorable terms, may have rights, preferences and privileges superior to those of our common shares, could dilute your ownership in the Company, and may cause the market price of our common shares to fall.

We may need to raise additional capital in the future, through public or private debt or equity financings, to repay our long term debt, comply with the terms of our letter of credit facility, write new business successfully, cover loss and loss adjustment expense reserves following losses, respond to any changes in the capital requirements that rating agencies use to evaluate us, to acquire new businesses or invest in existing businesses, or otherwise respond to competitive pressures in our industry. Due to the uncertainty relating to some of these items, we are not able to quantify our total future capital requirements. Any additional financing we may seek may not be available on terms favorable to us, or at all. Furthermore, the securities may have rights, preferences and privileges that are senior or otherwise superior to those of our common shares. Any additional capital raised through the sale of equity will dilute your ownership percentage in our company and may decrease the market price of our common shares.

Our complex global operating platform increases our exposure to systems or human failures, which may limit our revenues, increase our costs and decrease our net income from operations.

We are subject to operational risks including fraud, employee errors, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements, information technology failures, or external events. Our reliance in large part on the integration of our operations in Bermuda, the United Kingdom, Switzerland, India, Canada, Puerto Rico and Dubai increases the likelihood that losses from these risks, which may occur from time to time, could be significant. As our business and operations grow more complex we are exposed to a broader scope of risk in these areas. The occurrence of these types of events may limit our revenues, increase our costs and decrease our net income from operations.

We may fail at acquiring and integrating other reinsurance and insurance businesses in the future, and we may need to incur indebtedness or issue additional equity due to these future acquisition opportunities.

Part of our business strategy may involve growing the Company in the future by acquiring other reinsurance and insurance companies or parts or all of their businesses. Our ability to make these acquisitions will depend upon many factors, including the availability of suitable financing and the ability to identify and acquire businesses on a cost-effective basis. Our ability to effectively integrate acquired personnel, operations, products and technologies, to retain and motivate key personnel, and to retain the goodwill and customers of acquired companies or businesses will also be important. There can be no assurance that we can or will successfully acquire and integrate such operations in the future. Furthermore, in connection with future acquisition opportunities, we may need to incur indebtedness or issue additional equity. If and when achieved, new acquisitions may adversely affect our near-term operating results due to increased capital requirements, transitional management and operating adjustments, interest costs associated with acquisition debt, and other factors.

Some of our related parties have continuing agreements and business relationships with us and these persons could pursue business interests or exercise their voting power as shareholders in ways that are detrimental to us.

Some of our executive officers, directors, underwriters and affiliates of our principal shareholders engage in transactions with our Company.

These persons could pursue business interests or exercise their voting power as shareholders in ways that are detrimental to us, but beneficial to themselves or their affiliates or to other companies in which they invest or with whom they have a material relationship.

Furthermore, affiliates of the underwriters in the Company’s initial public offering may from time to time compete with us, including by assisting, investing in the formation of, or maintaining business relationships with other entities engaged in the insurance and reinsurance business. In general, these affiliates could pursue business interests in ways that are detrimental to us.

Unexpected industry practices and conditions could extend coverage beyond our underwriting intent or increase the number or size of claims, causing us to incur significant losses.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our reinsurance contracts may not be known for many years after a contract is issued.

One example involves coverage for losses arising from terrorist acts. Substantially all of the reinsurance contracts that we have written exclude coverage for losses arising from the peril of terrorism caused by nuclear, biological, chemical or radiological attack. We are unable to predict the extent to which our future insurance contracts will cover terrorist acts. We also are unsure how terrorist acts will be defined in our current and future contracts and cannot assure you that losses resulting from future terrorist attacks will not be incidentally or inadvertently covered. If there is a future terrorist attack, the possibility remains that losses resulting from such event could prove to be material to our financial condition and results of operations. Terrorist acts may also cause multiple claims, and there is no assurance that our policy limits will be effective.

Although the Terrorism Risk Insurance Act, or TRIA, was scheduled to expire at the end of 2007, the Terrorism Risk Insurance Program Reauthorization Act of 2007 was signed into law by the U.S. President on December 26, 2007. This law renews the existing terrorism risk insurance program for seven years, through December 31, 2014. Certain provisions of TRIA were modified by the 2007 reauthorization. The program was expanded to include domestic terrorism by eliminating from the definition of a certified act of terrorism the requirement that such an act be perpetrated “on behalf of any foreign person or foreign interest.” The insurer deductible is now fixed at 20% of an insurer’s direct earned premium, and the federal share of compensation is fixed at 85% of insured losses that exceed insurer deductibles. The U.S. Treasury Department is required to promulgate regulations to determine the pro-rata share of insured losses if they exceed the $100 billion cap. In addition, clear and conspicuous notice to policyholders of the $100 billion cap is required. Under the program reauthorization, the trigger at which federal compensation becomes available remains fixed at $100 million per year through 2014.

The effects of these and other unforeseen emerging claim and coverage issues are extremely difficult to predict. If we are required to cover losses that we did not anticipate having to cover under the terms of our reinsurance contracts, we could face significant losses and as a result, our financial condition and results of operation could be adversely affected.

The insurance and reinsurance industry is highly competitive. Competitive pressures may result in fewer contracts written, lower premium rates, increased expense for customer acquisition and retention, and less favorable policy terms and conditions.

The insurance and reinsurance industry is highly competitive. We compete with major global insurance and reinsurance companies and underwriting syndicates, many of which have extensive experience in reinsurance and may have greater financial resources available to them than us. Other financial institutions, such as banks and hedge funds, now offer products and services similar to our products and services. Alternative products, such as catastrophe bonds, compete with our products. In the future, underwriting capacity will continue to enter the market from these identified competitors and perhaps other sources. After the September 11, 2001, terrorist attacks in the United States, and then again following the three major hurricanes of 2005 (Katrina, Rita and Wilma), new capital flowed into Bermuda, and much of these new proceeds went to a variety of Bermuda-based start-up companies. The full extent and effect of this additional capital on the reinsurance market will not be known for some time and current market conditions could reverse. These continued increases in the supply of reinsurance may have negative consequences for us, including fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention, and less favorable policy terms and conditions. Insurance company customers of reinsurers may choose to retain larger shares of risk, thereby reducing overall demand for reinsurance.

In addition, while we believe our global operating platform currently differentiates us among Bermuda-based reinsurance companies of comparable capital size and provides significant efficiencies in our operations, it is possible that our competitors will aim to employ a similar platform in the future, or implement their own platforms with equivalent or superior operational and cost structures to ours.

The availability and cost of security arrangements for reinsurance transactions may impact our ability to provide reinsurance to ceding insurers.

Flagstone is required to post collateral security with respect to reinsurance liabilities it assumes from many ceding insurers, especially those in many U.S. jurisdictions. The posting of collateral security is generally required in order for these ceding companies to obtain credit on their statutory financial statements with respect to reinsurance liabilities ceded to reinsurers who are not licensed or accredited in these jurisdictions. Under applicable statutory provisions, the security arrangements may be in the form of letters of credit, reinsurance trusts maintained by third-party trustees or “funds withheld” arrangements whereby the assets are held in trust by the ceding company.

Flagstone currently has the ability to issue up to $600 million in letters of credit under the Company’s letter of credit facilities, the renewal of which is reviewed annually. As at December 31, 2007, $73.8 million has been drawn under these facilities. If these facilities are not sufficient or if the Company is unable to renew them or is unable to arrange for other types of security on commercially acceptable terms, the ability of Flagstone to provide reinsurance to some U.S.-based and international clients may be severely limited.

In addition, the security arrangements may subject our assets to security interests or require that a portion of our assets be pledged to, or otherwise held by, third parties. Although the investment income derived from our assets while held in trust typically accrues to our benefit, the investment of these assets is governed by the investment regulations of the jurisdiction of domicile of the ceding insurer, which may be more restrictive than the investment regulations applicable to us under Bermuda law. These restrictions may result in lower investment yields on these assets, which could adversely affect our profitability.

We are a holding company and we and our subsidiaries are subject to restrictions on paying dividends, repurchasing common shares or otherwise returning capital to shareholders.

The Company is a holding company with no significant operations or assets other than its ownership of its subsidiaries, the most important of which is Flagstone. Dividends, distributions and other permitted payments from Flagstone, which are limited under Bermuda law and regulations, are expected to be the Company’s primary source of funds to pay expenses and fund dividends, if any, or share repurchases.

Under the Bermuda Insurance Act 1978 of Bermuda, as amended, and related regulations, which we refer to as the Insurance Act, Flagstone will be required to maintain certain minimum solvency and paid-up share capital levels and will be prohibited from declaring or paying dividends that would result in noncompliance with such requirement. As a Bermuda Class 4 reinsurer, Flagstone may not pay dividends in any financial year which would exceed 25% of its total statutory capital and surplus as set out in its previous year's statements, unless at least seven days before payment of those dividends it files an affidavit with the BMA signed by at least two directors and Flagstone’s principal representative, which states that in their opinion, declaration of those dividends will not cause Flagstone to fail to meet its prescribed solvency margin and liquidity ratio. Further, Flagstone may not reduce by 15% or more its total statutory capital as set out in its previous year’s statements without the prior approval of the BMA. This may limit the amount of funds available for distribution to the Company, restricting the Company’s ability to pay dividends, make distributions and repurchase any of its common shares.

In addition, under the Bermuda Companies Act 1981, as amended, and related regulations, which we refer to as the Companies Act, the Company and Flagstone may only declare or pay a dividend or make a distribution if, among other matters, there are reasonable grounds for believing that each is, and will after the payment be, able to pay their respective liabilities as they become due and that the realizable value of their assets will not thereby be less than the sum of their liabilities and their issued share capital and share premium accounts. In connection with any share repurchase, as stipulated by the Companies Act, the Company may not repurchase any of its common shares if the repurchase would reduce its minimum share capital below the minimum share capital specified in the Company’s memorandum of association or, if the Company is, or, as a result of such repurchase would be, rendered insolvent.

Swiss law permits dividends to be declared only after profits have been allocated to the reserves required by law and to any reserves required by the articles of incorporation. The articles of incorporation of Flagstone Suisse do not require any specific reserves. Therefore, Flagstone Suisse must allocate any profits first to the reserve required by Swiss law generally, and may pay as dividends only the balance of the profits remaining after that allocation. In the case of Flagstone Suisse, Swiss law requires that 5% of the company’s profits be allocated to a “general reserve” until the reserve reaches 20% of its paid-in share capital.

In addition, a Swiss reinsurance company may pay a dividend only if, after payment of the dividend, it will continue to comply with regulatory requirements regarding minimum capital, special reserves and solvency margin requirements.

Risks Related to Laws and Regulations Applicable to Us

Insurance statutes and regulations in various jurisdictions could restrict our ability to operate.

The insurance laws of each state in the United States and many non-U.S. jurisdictions regulate the sale of insurance within that jurisdiction by alien insurers, such as Flagstone, which are not authorized or admitted to do business in that jurisdiction. The laws and regulations applicable to direct insurers could indirectly affect us, such as collateral requirements in various U.S. states to enable such insurers to receive credit for reinsurance ceded to us. We expect that for so long as Flagstone follows its operating guidelines, it will conduct its activities in compliance with applicable insurance statutes and regulations. However, insurance regulators in the United States or other jurisdictions who review the activities of Flagstone may successfully take the position that Flagstone is subject to the jurisdiction’s licensing requirements.

A number of new, proposed or potential legislative developments could further increase competition in our industry. These developments include programs in which state-sponsored entities provide property insurance or reinsurance in catastrophe-prone areas. These legislative developments could eliminate or reduce opportunities for us and other reinsurers to write those coverages, and increase competition with our competitors for contracts not covered by such state-sponsored programs. New competition from these developments could result in fewer contracts written, lower premium rates, increased expenses for customer acquisition and retention and less favorable policy terms and conditions.

The insurance and reinsurance regulatory framework of Bermuda recently has become subject to increased scrutiny in many jurisdictions, including the United States. In the past, there have been Congressional and other initiatives in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate offshore reinsurers. Government regulators are generally concerned with the protection of policyholders rather than other constituencies, such as shareholders. Moreover, our exposure to potential regulatory initiatives could be heightened by the fact that our principal operating companies are domiciled in, and operate exclusively from, Bermuda. Bermuda is a small jurisdiction and may be disadvantaged when participating in global or cross border regulatory matters as compared with larger jurisdictions such as the U.S. or the leading European Union countries. This disadvantage could be amplified by the fact that Bermuda, which is currently an overseas territory of the United Kingdom, may consider changes to its relationship with the United Kingdom in the future, including potentially seeking independence. We are not able to predict the future impact on Flagstone’s operations of changes in the laws and regulations to which we, or companies acquired by us, are or may become subject.

Our Indian subsidiary, West End Capital Management BPO Services (India) Private Limited, (“West End (India)”), has been duly incorporated under the Companies Act, 1956 in India and has specified as its main object the provision of business process outsourcing services, which permits it to provide us with back office information technology support services. West End (India) is not considered to be engaged in the insurance or reinsurance business and is not registered with India’s Insurance Development & Regulatory Authority. In the future, however, it is possible that regulators in India will take the position that West End (India) is subject to the India’s Insurance Development & Regulatory Authority or other insurance/reinsurance regulatory restrictions in India.

We could lose the services of one or more of our key employees if we are unable to obtain or renew work permits required by Bermuda employment restrictions.

We may need to hire additional employees to work in Bermuda. Under Bermuda law, non-Bermudians (other than spouses of Bermudians and permanent resident permit holders) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Work permits may be granted or extended by the Bermuda government upon showing that, after proper public advertisement in most cases, no Bermudian (or spouse of a Bermudian) who meets the minimum standard requirements for the advertised position is available. Bermuda government policy limits the duration of work permits to six years, with certain exemptions for key employees. All of our  Bermuda-based professional employees who require work permits, including Mr. Byrne, our Executive Chairman; Mr. Prestia, our Chief Underwriting Officer—North America; and Mr. Flitman, our Chief Actuary, have been granted permits by the Bermuda government. The terms of these permits range from three to five years depending on the individual.

It is possible that we could lose the services of one or more of our key employees if we are unable to obtain or renew their work permits, which could have an adverse effect on our business.

It may be difficult to enforce a judgment or effect service of process under Bermuda law on the Company, Flagstone or related persons.

The Company and Flagstone are Bermuda exempted companies limited by shares, and it may be difficult to enforce judgments against them or their directors and executive officers.

We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, several of our directors and most of our officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon us or those persons or to recover against us or them on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

We have been advised by Attride-Stirling & Woloniecki, our special Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. Further, we have been advised by Attride-Stirling & Woloniecki that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

Risks Related to Our Common Shares

Future sales may affect the market price of our common shares.

We cannot predict what effect, if any, future sales of our common shares, or the availability of common shares for future sale, will have on the market price of our common shares. Sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could adversely affect the market price of our common shares and may make it more difficult for you to sell your common shares at a time and price which you deem appropriate.

As of March 19, 2008, we had 85,316,924 common shares outstanding.  Up to an additional 3,644,010 common shares may be issuable upon the vesting and exercise of outstanding performance share units (PSUs) and restricted share units (RSUs).  In addition, our principal shareholders and their transferees have the right to require us to register their common shares under the Securities Act of 1933, as amended (the “Securities Act”) for sale to the public. The outstanding founder’s Warrant, which we refer to as the Warrant, will be exercisable for 8,585,747 common shares during the month of December 2010. These shares also will be entitled to demand registration. Following any registration of this type, the common shares to which the registration relates will be freely transferable. We have also filed a registration statement on Form S-8 under the Securities Act to register common shares issued or reserved for issuance under Flagstone Reinsurance Holdings Limited Performance Share Unit Plan, as amended (the “ PSU Plan”) and the Amended and Restated Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan (the “RSU Plan”). Subject to the exercise of issued and outstanding stock options, shares registered under the registration statement on Form S-8 will be available for sale to the public.

We have reserved 5.6 million common shares for issuance under the PSU Plan. For the RSU Plan, we annually reserve 0.2% of our outstanding common shares for issuance (or as decided by the Compensation Committee), plus the amount required to satisfy director fees paid in common shares. Subject to the settlement of PSUs, which generally vest over three years, and RSUs, which generally vest over two years, common shares registered under the registration statement on Form S-8 will be available for sale into the public markets after the expiration of the 180-day lock-up agreements. We intend to file a “shelf” registration statement under the Securities Act after we become eligible to do so. The shelf registration statement would enable us rapidly to issue and sell a variety of securities, which may include additional common shares.

There are provisions in our charter documents that may reduce or increase the voting rights of our common shares.

There are provisions in our bye-laws which may reduce or increase the voting rights of the common shares. In general, and except as provided below, shareholders have one vote for each common share held by them and are entitled to vote at all meetings of shareholders. However, if, and so long as, the common shares of a shareholder are treated as “controlled shares” (as generally determined under section 958 of the Internal Revenue Code of 1986, as amended (the“Code”) and the Treasury Regulations promulgated thereunder and under section 957 of the Code) of any U.S. Person (as defined in section 7701(a)(30) of the Code) and such controlled shares constitute 9.9% or more of the votes conferred by the Company’s issued shares, the voting rights with respect to the controlled shares of such U.S. Person (a “9.9% U.S. Shareholder”) shall be limited, in the aggregate, to a voting power of less than 9.9% under a formula specified in our bye-laws. The reduction in votes is generally to be applied proportionately among all the “controlled shares” of the 9.9% U.S. Shareholder. The formula is applied repeatedly until the voting power of each 9.9% U.S. Shareholder has been reduced below 9.9%. In addition, the Board of Directors may limit a shareholder’s voting rights where it deems it appropriate to do so to (i) avoid the existence of any 9.9% U.S. Shareholder; and (ii) avoid certain adverse tax, legal or regulatory consequences to the Company or any of the Company’s subsidiaries or any shareholder or its affiliates. “Controlled shares” includes all shares that a U.S. Person is deemed to own directly, indirectly or constructively (within the meaning of Section 958 of the Code). The amount of any reduction of votes that occurs by operation of the above limitations will generally be reallocated proportionately among all other shareholders of the Company so long as the reallocation does not cause any U.S. shareholder to become a 9.9% U.S. Shareholder.

Under these provisions, certain shareholders may have their voting rights limited to less than one vote per share, while other shareholders may have voting rights increased to in excess of one vote per share. Moreover, these provisions could have the effect of reducing the votes of certain shareholders who would not otherwise be subject to the 9.9% limitation by virtue of their direct share ownership. Our bye-laws provide that shareholders will be notified of their voting interests before each shareholder vote.

The Company also has the authority to request information from any shareholder for the purpose of determining whether a shareholder’s voting rights are to be reallocated pursuant to our bye-laws. If a shareholder fails to respond to a request for information from the Company or submits incomplete or inaccurate information in response to a request, the Company, in its reasonable discretion, may reduce or eliminate the shareholder’s voting rights.

As a result of any reallocation of votes, your voting rights might increase above 5% of the aggregate voting power of the outstanding common shares, thereby possibly resulting in your becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Exchange Act. In addition, the reallocation of your votes could result in your becoming subject to filing requirements under Section 16 of the Exchange Act.

U.S. persons who own our common shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

The Companies Act, which applies to the Company and Flagstone, differs in material respects from laws generally applicable to U.S. corporations and their shareholders. Generally, the rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. In addition, the Company’s bye-laws also provide that shareholders waive all claims or rights of action that they may have, individually or in the Company’s right, against any of the Company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. The cumulative effect of some of these differences between Bermuda law and the laws generally applicable to U.S. corporations and their shareholders may result in shareholders having greater difficulties in protecting their interests as a shareholder of our Company than as a shareholder of a U.S. corporation. In particular, this affects, among other things, the circumstances under which transactions involving an interested director are voidable, whether an interested director can be held accountable for any benefit realized in a transaction with our company, what approvals are required for business combinations by our company with a large shareholder or a wholly-owned subsidiary, what rights a shareholder may have to enforce specified provisions of the Companies Act or our bye-laws, and the circumstances under which we may indemnify our directors and officers.

Anti-takeover provisions in our bye-laws could impede an attempt to replace or remove our directors, which could diminish the value of our common shares.

Our bye-laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging changes in management and takeover attempts in the future.

Examples of provisions in our bye-laws that could have this effect include:

●	election of our directors is staggered, meaning that the members of only one of the three classes of our directors are elected each year, thus limiting your ability to replace directors;
●	the total voting power of any U.S. shareholder owning more than 9.9% of our common shares will be reduced below 9.9% of the total voting power of our common shares; and

●	the affirmative vote of at least 75% of the directors then in office will be required to approve any merger, consolidation, amalgamation, continuation or similar transaction involving the Company.

There are regulatory limitations on the ownership and transfer of our common shares.

Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act 1981 of Bermuda, as amended and the Bermuda Investment Business Act 2003, which regulates the sale of securities in Bermuda. In addition, the BMA must approve all issues and transfers of shares of a Bermuda exempted company. However, the BMA has pursuant to its statement of June 1, 2005 given its general permission under the Exchange Control Act 1972 (and related regulations) for the issue and free transfer of our common shares to and among persons who are non-residents of Bermuda for exchange control purposes as long as the shares are listed on an appointed stock exchange, which includes the New York Stock Exchange. This general permission would cease to apply if the Company were to cease to be so listed. Bermuda insurance law requires that any person who becomes a holder of at least 10%, 20%, 33% or 50% of the common shares of an insurance or reinsurance company or its parent company must notify the BMA in writing within 45 days of becoming such a holder or 30 days from the date they have knowledge of having such a holding, whichever is later. The BMA may, by written notice, object to a person holding 10%, 20%, 33% or 50% of our common shares if it appears to the BMA that the person is not fit and proper to be such a holder. The BMA may require the holder to reduce their shareholding in us and may direct, among other things, that the voting rights attaching to their shares shall not be exercisable. A person that does not comply with such a notice or direction from the BMA will be guilty of an offense. In addition, we will deliver to and file a copy of this prospectus with the Registrar of Companies in Bermuda in accordance with Bermuda law.

Except in connection with the settlement of trades or transactions entered into through the facilities of the New York Stock Exchange, our Board of Directors may generally require any shareholder or any person proposing to acquire our shares to provide the information required under our bye-laws. If any such shareholder or proposed acquirer does not provide such information, or if the Board of Directors has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board of Directors may decline to register any transfer or to effect any issuance or purchase of shares to which such request is related. Although these restrictions on transfer will not interfere with the settlement of trades on the New York Stock Exchange, we may decline to register transfers in accordance with our bye-laws and Board of Directors resolutions after a settlement has taken place.

We may repurchase your common shares without your consent.

Under our bye-laws and subject to Bermuda law, we have the option, but not the obligation, to require a shareholder to sell to us at fair market value the minimum number of common shares which is necessary to avoid or cure any adverse tax consequences or materially adverse legal or regulatory treatment to us, our subsidiaries or our shareholders if our Board of Directors reasonably determines, in good faith, that failure to exercise our option would result in such adverse consequences or treatment.

Risks Related to Tax Matters

U.S. persons who hold common shares may be subject to U.S. income taxation at ordinary income rates on undistributed earnings and profits.

Controlled Foreign Corporation Rules.  If the Company or any of its subsidiaries is characterized as a controlled foreign corporation, or CFC, for an uninterrupted period of 30 days or more during a taxable year, then any United States person who owns, directly, indirectly through non-U.S. entities, or under applicable constructive ownership rules, 10% or more of the shares of the Company or any of its subsidiaries (based on voting power) on the last day of our taxable year, whom we refer to as a “ U.S. 10% shareholder,”  would be required to include in its U.S. federal gross income for the taxable year, as income subject to taxation at ordinary income tax rates, its pro rata share of the relevant company’s undistributed earnings and profits characterized as “subpart F income.” Subpart F income generally includes passive investment income, such as interest, dividends or certain rent or royalties and subpart F insurance income, which typically includes certain insurance underwriting income and related investment income. Additionally, a U.S. 10% shareholder may be taxable at the rates applicable to dividends on any gain realized on a sale or other disposition (including by way of repurchase or liquidation) of common shares to the extent of our current and accumulated earnings and profits attributable to such common shares.

Because of the anticipated dispersion of the Company’s share ownership, provisions in our bye-laws that limit voting power and other factors, no United States person who owns common shares of the Company directly or indirectly through one or more non-U.S. entities should be treated as a U.S. 10% shareholder. We cannot be certain, however, that the Internal Revenue Service or IRS will not challenge the effectiveness of these provisions or that a court would not sustain such a challenge, in which case an investor in common shares could be adversely affected.

Related Person Insurance Income Rules.    If the gross “related person insurance income,” or RPII, of any insurance subsidiary of the Company were to equal or exceed 20% of its gross insurance income in any taxable year and if direct or indirect insureds (and related persons) were to own 20% or more of either the voting power or value of the common shares either directly or indirectly through entities, a United States person owning any common shares directly or indirectly through non-U.S. entities on the last day of the relevant subsidiary’s taxable year could be required to include in gross income for United States federal income tax purposes such person’s share of the subsidiary’s RPII for up to the entire taxable year, determined as if all such RPII were distributed proportionately only to such United States persons at that date, but limited by such person’s share of the subsidiary’s current-year earnings and profits as reduced by the person’s share, if any, of certain prior-year deficits in earnings and profits attributable to the subsidiary’s insurance business. Upon the sale or other disposition of any common shares, such person may also be subject to United States federal income tax at the rates applicable to dividends to the extent of the holder’s pro rata share of the subsidiary’s undistributed earnings and profits, although we do not believe this should be the case since the Company will not be directly engaged in the insurance business.

We do not expect the gross RPII of any subsidiary of the Company to equal or exceed 20% of its gross insurance income in any taxable year for the foreseeable future and do not expect direct or indirect insureds (and related persons) to directly or indirectly through entities own 20% or more of either the voting power or value of the common shares, but we cannot be certain that this will be the case.

The RPII provisions have never been interpreted by the courts or the U.S. Treasury Department in final regulations. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts, or otherwise, might have retroactive effect. The Treasury Department has authority to impose, among other things, additional reporting requirements with respect to RPII. Accordingly, the meaning of the RPII provisions and the application thereof is uncertain.

U.S. holders of common shares may be subject to U.S. income taxation at the highest marginal income tax rates applicable to ordinary income and be required to pay an interest charge.

Passive Foreign Investment Company Rules.  If the Company was characterized as a passive foreign investment company, or PFIC, for any taxable year, U.S. holders of common shares generally would be subject to adverse income tax consequences for such year and each subsequent year including (i) taxation of any gain attributable to the sale or other disposition (including by way of repurchase or liquidation) of their common shares or any “excess distribution” with respect to their common shares at the highest marginal income tax rates applicable to ordinary income in the holder’s holding period for the common shares and (ii) an interest charge on the deemed deferral of income tax, unless the holder properly (a) elects to have us treated as a qualified electing fund and thus to include in gross income each year a pro rata share of our ordinary earnings and net capital gain for any year in which we constitute a PFIC or (b) makes a PFIC mark to market election with respect to us.

The Company believes that it is not a PFIC because it (through its insurance subsidiaries) will engage predominantly in the active conduct of an insurance business. We can not be certain, however, that the IRS or a court will concur that based on our activities and the composition of our income and assets that we are not a PFIC.

U.S. tax-exempt organizations that own common shares may recognize unrelated business taxable income.

A U.S. tax-exempt organization that owns any of our common shares will be required to treat certain subpart F insurance income, including RPII, as unrelated business taxable income. Although we do not believe that any United States holders, including U.S. tax-exempt organizations, should be allocated any subpart F insurance income, we cannot be certain that this will be the case. Potential U.S. tax-exempt investors are advised to consult their tax advisors.

Changes in U.S. tax laws may be retroactive and could subject a U.S. holder of common shares to U.S. income taxation on the Company’s undistributed earnings and to other adverse tax consequences.

The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a CFC, is a PFIC or has RPII are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC provisions to an insurance company and the regulations regarding RPII are in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We are not able to predict if, when or in what form such guidance will be provided or whether such guidance will have a retroactive effect. The tax treatment of non-U.S. insurance companies has been the subject of discussion in the U.S. Congress. We cannot assure you that future legislative action will not increase the amount of U.S. tax payable by us. If this happens, our financial condition and results of operations could be adversely affected.

We may be subject to taxation in the U.S. which would negatively affect our results.

If the Company or its subsidiaries is considered to be engaged in a business in the U.S., such company may be subject to current U.S. corporate income and branch profits taxes on the portion of such company’s earnings effectively connected to its U.S. business, including premium income from U.S. sources (which represents a large portion of the reinsurance written by Flagstone) and certain related investment income.  The Company and its subsidiaries are incorporated under the laws of Bermuda and other non-U.S. jurisdictions and intend to conduct substantially all of their activities outside the United States and, except as described below, to limit their U.S. contacts so that each of them will not be subject to U.S. taxation on their income (other than excise taxes on reinsurance premium income attributable to reinsuring U.S. risks and U.S. withholding taxes on certain U.S. source investment income).

We may be subject to taxation in the United Kingdom which would negatively affect our results.

None of our companies, except for Flagstone Representatives Limited, are incorporated or managed in the United Kingdom. Accordingly, none of our other companies should be treated as being resident in the United Kingdom for corporation tax purposes unless the central management and control of any such company is exercised in the United Kingdom. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. Each of our companies currently intends to manage its affairs so that none of our companies, apart from Flagstone Representatives Limited, are resident in the United Kingdom for tax purposes. Each of our companies, apart from Flagstone Representatives Limited, currently intends to operate in such a manner so that none of our companies, apart from Flagstone Representatives Limited, carry on a trade through a permanent establishment in the United Kingdom. If any of our companies were treated as being resident in the United Kingdom for U.K. corporation tax purposes, or if any of our companies, other than Flagstone Representatives Limited, were to be treated as carrying on a trade in the United Kingdom through a branch or agency or of having a permanent establishment in the United Kingdom, our results of operations could be materially adversely affected.

We may be subject to taxation in Switzerland which would negatively affect our results.

None of our companies, except for Flagstone Suisse and Haverford Suisse, is incorporated or managed in Switzerland. Accordingly, none of our other companies should be liable for Swiss corporation taxation unless it carries on business through a permanent establishment in Switzerland. From a Swiss tax perspective, a permanent establishment is a fixed place of business through which a company performs business activities that are considered as being quantitatively and qualitatively significant by the tax authorities, and may include a branch, office, agency or place of management. Each of our companies currently intends to operate in such a manner so that none of our companies, apart from Flagstone Suisse and Haverford Suisse, will carry on business through a permanent establishment in Switzerland. If any of our companies were to be treated as carrying on business in Switzerland through a branch or agency or of having a permanent establishment in Switzerland, our results of operations could be materially adversely affected.

We may be subject to taxation in Canada which would negatively affect our results.

None of our companies, except for Flagstone Management Services (Halifax) Limited, or Flagstone Halifax, is resident in Canada for corporate tax purposes. Accordingly, none of our other companies should be liable for Canadian corporate tax unless it is determined to be carrying on business in Canada. Canada applies both a common law test and a statutory test to determine whether a non-resident is carrying on business in Canada. The common law test looks to where the contracts of the business are made, and the location of operations from which profits arise. The statutory test extends the concept of carrying on business to include a transaction by which a non-resident solicits orders or offers anything for sale in Canada through an agent or servant, whether the contract or transaction is to be completed inside or outside Canada or partly inside or outside Canada. Each of our companies currently intends to operate in such a manner so that none of our companies, apart from Flagstone Halifax, will be deemed to be carrying on business in Canada. If any of our companies were to be treated as carrying on business in Canada, our results of operations could be materially adversely affected.

We may be subject to taxation in India which would negatively affect our results.

None of our companies, except for West End (India), should be treated as being resident in India for corporate tax purposes. Accordingly, none of our other companies should be liable for corporate tax in India unless it receives or is deemed to receive income, from whatever source derived, in India or it has income that arises or accrues (or is deemed to arise or accrue) in India. Each of our companies currently intends to operate in such a manner so that none of our companies, apart from West End (India), receives or is deemed to receive income in India or has income that arises or accrues in India for purposes of corporate tax in India. If any of our companies were to be treated as receiving income in India or earning income that arises or accrues in India, our results of operations could be materially adversely affected.

West End (India) is registered under the software technology park of India, or STPI, Scheme. Tax incentives associated with businesses which are registered under the STPI Scheme generally provide a complete exemption from Indian tax on business income generated through these operations, and West End (India) has been granted a complete tax holiday valid through March 31, 2009 subject to compliance with the applicable requirements of the Income Tax Act, 1961 of India. Under the STPI tax holiday, the entire income of the Indian operations from services provided to Flagstone and other companies based outside India is exempt from tax in India through the fiscal year ending March 31, 2009 subject to compliance with the applicable requirements of the Income Tax Act, 1961 of India.

We may be subject to taxation in the United States Virgin Islands which would negatively affect our results.

None of our Companies is incorporated or managed in the United States Virgin Islands (“USVI”), and none of our companies, except for Island Heritage, operates a trade or business in the USVI. Accordingly, none of our companies, except for Island Heritgage, should be subject to taxation in the USVI. If the Company or any of its subsidiaries is considered to be engaged in a trade business in the USVI, such company may be subject to current USVI corporate or branch profits taxes on the portion of such company's earnings effectively connected to the USVI business.

We may become subject to taxation in Bermuda which would negatively affect our results.

We have received an assurance from the Bermuda Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect that if there is enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to us or to any of our operations or common shares, debentures or other obligations until March 28, 2016, except in so far as such tax applies to persons ordinarily resident in Bermuda or is payable by us in respect of real property owned or leased by us in Bermuda. We cannot assure you that a future Minister would honor that assurance, which is not legally binding, or that after such date we would not be subject to any such tax. If we were to become subject to taxation in Bermuda, our results of operations could be adversely affected.

The impact of Bermuda’s letter of commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda.

The Organization for Economic Cooperation and Development, or the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit  “harmful”  tax competition. These measures are largely directed at counteracting the effects of low-tax regimes in countries around the world. In the OECD’s report dated April 18, 2002 and updated as at June 2004 and November 2005 via a “Global Forum,”  Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously signed a letter committing itself to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.